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                                                                    EXHIBIT 4.3


                              SECOND AMENDMENT TO
               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT




                  This Second Amendment to Amended and Restated Registration Rights Agreement (the "Amendment") amends that certain Amended and Restated Registration Rights Agreement dated as of October 21, 1996, as amended pursuant to that certain First Amendment to Amended and Restated Registration Rights Agreement dated November 30, 1999, (the "Agreement") by and among SPECTRX, INC., a Delaware corporation (the "Company") and the holders of Registrable Securities (as such term is defined in the Agreement).



                              W I T N E S S E T H:

                  WHEREAS, the Company has determined to issue and sell to George F. Landegger, a resident of the State of Connecticut, The Whittemore Collection, Ltd., a corporation and T. Brown Badgett, a resident of the State of Kentucky (collectively, the "Purchasers", and individually each a "Purchaser") a total of 500,000 shares of common stock, par value $.001 per share, of the Company ("Common Stock"), and as a condition to the obligation of Purchasers to purchase shares of Company Stock, the Company and Purchasers desire to effect an amendment to the Agreement to provide Purchasers with registration rights in respect of shares of Common Stock to be issued to Purchasers by the Company;

                  WHEREAS, the holders of at least a majority of the Registrable Securities for the benefit of the Company have agreed, to induce Purchasers to purchase the 500,000 shares of Common Stock referenced above, to amend the Agreement by entering into this Amendment;

                  NOW, THEREFORE, in consideration of the mutual promises and other terms and conditions set forth in the Agreement and in the agreements pursuant to which Purchasers will acquire the Common Stock referenced above, the parties hereto agree as follows:

                  1. EFFECTIVENESS OF AMENDMENT. The Company and the holders of Registrable Securities who have executed and delivered this Amendment below acknowledge


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and agree that the Agreement is hereby amended by this Amendment pursuant to the provisions of Section 14 of the Agreement whereby any provision of the Agreement may be amended with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding, and further acknowledge and agree that such Amendment shall be binding upon each holder of Registrable Securities then outstanding and each future holder of all Registrable Securities of the Company.

                  2. AMENDMENT. The parties hereto agree that the definition of "Registrable Securities" as contained in Section 2 of the Agreement is hereby amended and restated as follows:

         "Registrable Securities" shall mean (i) the Common Stock issued upon conversion of the Series A Preferred Stock, (ii) the Common Stock issued upon conversion of the Series A Preferred Stock issued upon exercise of certain warrants issued pursuant to the Note and Warrant Purchase Agreement dated April 6, 1994, (iii) the Common Stock issued upon conversion of the Series A Preferred Stock issued upon exercise of certain warrants issued pursuant to the Note and Warrant Purchase Agreement dated April 29, 1994, (iv) the Common Stock issued upon conversion of the Series A Preferred Stock issued upon exercise of certain warrants issued pursuant to the Note and Warrant Purchase Agreement dated June 15, 1994, (v) the Common Stock issued upon conversion of the Series B Preferred Stock, (vi) the Common Stock issued upon conversion of the Series C Preferred Stock, (vii) the Common Stock issuable or issued upon conversion of the Redeemable Convertible Preferred Stock, (viii) the Common Stock which may be issued to Abbott Laboratories pursuant to the Common Stock Purchase Agreement dated November 30, 1999, by and between the Company and Abbott Laboratories, (ix) the Common Stock which has been issued to George F. Landegger, The Whittemore Collection, Ltd., and T. Brown Badgett (the "Purchasers") pursuant to the Common Stock Purchase Agreement dated of even date herewith by and between the Company and the Purchasers and (x) any Common Stock or other securities issued with respect to such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Redeemable Convertible Preferred Stock or Common Stock; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (ii) sold by a person in a transaction in which their rights under this Agreement are not assigned."


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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                    SPECTRX, INC.


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------


                                    HILLMAN MEDICAL VENTURES 1993 L.P.,
                                      a Delaware limited partnership

                                    By:  Hillman/Dover Limited Partnership,
                                         general partner

                                    By:  Wilmington Securities, Inc.,
                                         its sole general partner


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------



                                    NORO-MOSELEY PARTNERS II, L.P.,
                                      a Georgia limited partnership

                                    By:  Moseley & Company, II,
                                         general partner


                                    By:
                                       -----------------------------------------
                                       Jack R. Kelly, Jr.
                                    Title:  General Partner


                                    ABBOTT LABORATORIES


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------


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